POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby consti-tutes and appoints each of Marcy S. Rathman and Louis T. Petrillo the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the under-signed's capacity as an officer and/or director of Arch Capital Group Ltd. and/or one of its subsidiaries (the "Company"), Forms 3, 4 and 5 (or any analogous form), including amendments, in ac-cordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the un-dersigned which may be necessary or desirable to complete and exe-cute any such Forms 3, 4 and 5 (or any analogous form) and timely file such form with the United States Securities and Exchange Com-mission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents exe-cuted by such attorney-in-fact on behalf of the undersigned pursu-ant to this Power of Attorney shall be in such form and shall con-tain such terms and conditions as such attorney-in-fact may ap-prove in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exer-cise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (or any analogous form) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless ear-lier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of At-torney to be executed as of this 20th day of June 2014.
/s/ Louis J. Paglia
Signature
Louis J. Paglia
Print Name